Exhibit 99.1

NEWS RELEASE

Ocean Power Technologies to Present at the 29th Annual Roth Capital Partners Conference on March 14, 2017

 PENNINGTON, N.J., March 9, 2017 (GLOBE NEWSWIRE) -- Ocean Power Technologies, Inc. (Nasdaq:OPTT) announced today announced that George Kirby, President and Chief Executive Officer, and Matthew Shafer, Chief Financial Officer and Treasurer, will present at the 29th Annual Roth Capital Partners Conference at The Ritz Carlton in Dana Point, California on Tuesday, March 14, 2017. The presentation is scheduled to begin at 5:30pm PDT (8:30pm EDT). A live audio webcast of the Company's presentation will be available at the following link: http://wsw.com/webcast/roth31/optt  with a replay available after the teleconference for one year. Additionally, the webcast and replay will also be available on the Investor Relations sections of the Company's website at www.oceanpowertechnologies.com.

About Ocean Power Technologies

Headquartered in Pennington, New Jersey, Ocean Power Technologies (Nasdaq:OPTT) is a pioneer in renewable wave-energy technology that converts ocean wave energy into electricity. OPT has developed and is seeking to commercialize its proprietary PowerBuoy® technology, which is based on a modular design and has undergone periodic ocean testing since 1997. OPT specializes in designing cost-effective, and environmentally sound ocean wave based power generation and management technology.

Forward-Looking Statements

This release may contain "forward-looking statements" that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as "may", "will", "aim", "will likely result", "believe", "expect", "will continue", "anticipate", "estimate", "intend", "plan", "contemplate", "seek to", "future", "objective", "goal", "project", "should", "will pursue" and similar expressions or variations of such expressions. These forward-looking statements reflect the Company's current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company's most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Company Contact:

Matthew T. Shafer

Chief Financial Officer of OPT

Phone: 609-730-0400

Investor Relations Contact:

Andrew Barwicki

Barwicki Investor Relations Inc.

Phone: 516-662-9461